Exhibit 10.23

AMENDED AND RESTATED CANADIAN SECURITY AGREEMENT

AMENDED AND RESTATED CANADIAN SECURITY AGREEMENT dated as of November 21, 2005 (as it may be amended, restated, supplemented or modified from time to time, this “Agreement”), among the entities listed on the signature page hereof (collectively referred to as the “Grantors” and individually as a “Grantor”) and GENERAL ELECTRIC CAPITAL CORPORATION, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined herein).

W I T N E S S E T H:

WHEREAS, the Parent Borrower and the Domestic Subsidiary Borrowers (as defined in the Prior Credit Agreement described below) are parties to that certain Credit Agreement dated as of February 17, 2004 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Prior Credit Agreement”), among the Parent Borrower, the Canadian Subsidiary Borrower, the Lenders party thereto (the “Prior Lenders”), Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent and Documentation Agent (the “Prior Administrative Agent”), Deutsche Bank Trust Company Americas, as Collateral Agent (the “Prior Collateral Agent”), General Electric Capital Corporation, as Co-Collateral Agent, and JPMorgan Chase Bank, as Syndication Agent;

WHEREAS, the Grantors and the Prior Administrative Agent are parties to that certain Canadian Security Agreement dated as of February 17, 2004 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Prior Canadian Security Agreement”), pursuant to which each Grantor granted to the Collateral Agent a security interest in the Collateral (as defined in the Prior Canadian Security Agreement) to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations; and

WHEREAS, the Prior Collateral Agent and the trustees for the holders of the Senior Secured Discount Notes and the Existing Senior Secured Notes entered into an Intercreditor Agreement dated as of February 17, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), which confirms the relative priority of the security interests of the Secured Parties, the holders of the Senior Secured Discount Notes and the holders of the Existing Senior Secured Notes in the Collateral;

WHEREAS, prior to the execution of this Agreement, the Prior Collateral Agent resigned as “Collateral Agent” under the Prior Credit Agreement, the Security Documents (as defined in the Prior Credit Agreement) and the other Loan Documents (as defined in the Prior Credit Agreement) and the Collateral Agent succeeded the Prior Collateral Agent as the “Collateral Agent” thereunder, all pursuant to that certain Consent and Amendment dated as of March 8, 2004 by and among the Prior Administrative Agent, the Prior Collateral Agent, the Collateral Agent, Deutsche Bank Trust Company Americas, as replaced Issuing Bank, LaSalle Business Credit, LLC, as replacement Issuing Bank, the Borrowers and the Prior Lenders; and

WHEREAS, the parties wish to amend and restate the Prior Credit Agreement in the form of that certain Amended and Restated Credit Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, the Canadian Subsidiary Borrower, the Domestic Subsidiary Borrowers party thereto, the Lenders party thereto, Morgan Stanley Senior Funding, Inc., as Domestic B Agent, the Collateral Agent and General Electric Capital Corporation, as Domestic A Agent and Administrative Agent;

WHEREAS, in connection with the amendment and restatement of the Prior Credit Agreement, the parties hereto desire to amend and restate the Prior Canadian Security Agreement in its entirety as set forth herein; and

WHEREAS, the Lenders have agreed to make Loans to the Borrowers, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Parent Borrower, in an amount up to $140,000,000, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement; and

WHEREAS, pursuant to the Amended and Restated Guarantee Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), certain of the Guarantors have agreed to guarantee, among other things, all of the obligations of the Borrowers under the Credit Agreement; and

WHEREAS, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit under the Credit Agreement are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure (a) the due and punctual payment by the Borrowers of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment, or otherwise, (ii) each payment required to be made by the Borrowers under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of each Loan Party to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations of each Loan Party, monetary or otherwise, under each Swap Agreement that (i) is effective on the Effective Date with a counterparty that is a Lender (or an Affiliate of a Lender) as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender (or an Affiliate thereof) at the time such Swap Agreement is entered into and (d) the due and punctual payment and performance of all monetary obligations of each Loan Party in respect of overdrafts and related liabilities owed to any of the Lenders (or any Affiliates thereof) or Wachovia Bank, National Association (or any Affiliates thereof) arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfers of funds (all the monetary and other obligations described in the preceding clauses (a) through (d) being collectively called the “Obligations”).

ACCORDINGLY, each of the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agrees to amend and restate the Prior Canadian Security Agreement as follows:

ARTICLE I

Definitions

SECTION 1.01.      Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

SECTION 1.02.      Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

“Account Debtor” shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” shall mean any and all right, title and interest of any Grantor to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.

“Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

“Cash Concentration Account” shall mean, with respect to any Grantor, the cash concentration account maintained by such Grantor with the Collateral Agent, to which such Grantor will cause to be transferred, on each Business Day, amounts deposited in the Collection Deposit Accounts on such Business Day, as and to the extent provided in Section 5.01.

“Chattel Paper” shall mean all “chattel paper” as such term is defined in the PPSA.

“Collateral” means all of the present and future undertaking, personal property (including any personal property that may be described in any Schedule to this Agreement or any schedules, documents or listings that a Grantor may from time to time sign and provide to the Collateral Agent in connection with this Agreement) of the Grantor (including all such property at any time owned, leased or licensed by the Grantor, or in which the Grantor at any time has any interest or to which the Grantor is or may at any time become entitled) and all Proceeds thereof, wherever located including, without limiting the generality of the foregoing, the following:

(a)           all Accounts Receivable;

(b)           all Chattel Paper;

(c)           all Documents;

(d)           all Equipment;

(e)           all fixtures;

(f)            all General Intangibles;

(g)           all Instruments;

(h)           all Inventory;

(i)            all money, cash and cash accounts;

(j)            all Investment Property;

(k)           all books and records pertaining to the Collateral;

(l)            all letter-of-credit rights; and

(m)          to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

“Collateral Proceeds Account” shall mean an account maintained by and in the name of the Administrative Agent, for purposes of this Agreement and the Credit Agreement.

“Collection Deposit Accounts” shall mean the respective collection accounts maintained by the Collection Deposit Banks pursuant to the Collection Deposit Letter Agreements and into which the Grantors will deposit or cause to be deposited all Daily Receipts, as and to the extent provided in Section 5.01.

“Collection Deposit Bank” shall mean, at any time, any financial institution then serving as a “Collection Deposit Bank” as provided in Section 5.01.

“Collection Deposit Letter Agreement” shall mean an agreement among the applicable Grantor, a Collection Deposit Bank and the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which such Collection Deposit Bank shall maintain one or more Collection Deposit Accounts, as such Collection Deposit Letter Agreement may be amended, modified or supplemented from time to time.

“Consumer Goods” shall mean goods that are used or bought for use primarily for personal, family or household purposes.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Person: (a) all copyright rights in any work subject to the copyright laws of the United States or Canada, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or Canada, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office or the Canadian Intellectual Property Office, including those listed on Schedule II.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Credit Card Payments” shall mean all payments received or receivable by or on behalf of any Grantor in respect of sales of Inventory paid for by credit card charges, including payments from financial institutions that process credit card transactions for any of the Grantors.

“Daily Receipts” shall mean all amounts received by the Grantors, whether in the form of cash, checks, any moneys received or receivable in respect of charges made by means of credit cards, and other negotiable instruments, in each case as a result of the sale of Inventory or in respect of Accounts Receivable.

“Documents” shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

“Entitlement Holder” shall mean a Person identified in the records of a Security Intermediary as the Person having a Security Entitlement against the Security Intermediary.

“Equipment” shall mean all “equipment” as such term is defined in the PPSA, and in any event, all equipment, furniture, fixtures and furnishings, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor.

“Exigent Circumstances” means (a) a fraud has been committed by any Loan Party in connection with the Obligations, including any withholding of collections of accounts receivable or other proceeds of Collateral in violation of the terms of the Loan Documents, or (b) an event or circumstance that, in the commercially reasonable judgment of any Agent is reasonably likely to cause a material and imminent diminution in the value of the Collateral or materially and imminently threatens the ability of such Agent to realize upon all or any material portion of the Collateral.

“Farm Products” shall mean goods, other than standing timber, with respect to which the debtor is engaged in a farming operation and  which are: (a) crops grown, growing or to be grown, including: (i) crops produced on trees, vines and bushes; and (ii) aquatic goods produced in aquacultural operations; (b) livestock, born or unborn, including aquatic goods produced in aquacultural operations; (c) supplies used or produced in a farming operation; and (d) products of crops or livestock in their unmanufactured states.

“Financial Asset” shall mean (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Security Intermediary for another Person in a Securities Account. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a Person’s claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

“General Funds Account” shall mean an account maintained by the Parent Borrower, to which the Administrative Agent will, subject to the terms and conditions set forth herein, cause to be transferred certain amounts on deposit in the Collateral Proceeds Account.

“General Intangibles” shall mean all “intangibles” as such term is defined in the PPSA, and in any event, with respect to any Grantor, all choses in action and causes of action and all other assignable intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, [Swap Agreements] and other agreements but excluding contract rights in contracts which contain an enforceable prohibition on assignment or the granting of a security interest), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable.

“Goods” shall mean all things that are movable when a security interest attaches. This term includes (i) fixtures, (ii) standing timber that is to be cut and removed under a conveyance or contract for sale, (iii) the unborn young of animals, (iv) crops grown, growing or to be grown, evne if the corps are produced on trees, vines, or bushes, and (v) manufactured homes. This term also includes a computer program embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such a manner that is customarily is considered part of the goods, or (ii) by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods. The term does not include a computer program embedded in goods that consists solely of the medium in which the program is embedded. The term also does not include accounts, chattel paper, commercial tort claims, deposit accounts, documents, general intangibles, instruments, investment property, letter-of-credit rights, letters of credit, money or oil, gas, or other minerals before extraction.

“Instrument” shall mean “instrument” as such term is defined in the PPSA.

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation and registrations, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 3.01.

“Inventory” shall mean all “inventory” as such term is defined in the PPSA, and in any event, all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor’s business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements and Securities Accounts, whether now owned or hereafter acquired by any Grantor.

“License” shall mean any Patent License, Trademark License, Copyright License or other franchise agreement, license or sublicense to which any Grantor is a party, including those listed on Schedule III.

“Lien Enforcement Action” means (a) any action by any Agent or Lender to foreclose on the Lien of such Person in any of the Collateral or exercise any right of repossession, levy, attachment, setoff or liquidation against such Collateral, (b) any action by any Agent or Lender to take possession of, sell or otherwise realize (judicially or non-judicially) upon any of the Collateral (including by setoff or notification of account debtors, but excluding any Ordinary Course Collections), or (c) the commencement by any Agent or Lender of any legal proceedings against or with respect to any of the Collateral to facilitate the actions described in (a) and (b) above.

“Obligations” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“PPSA” shall mean the Personal Property Security Act (Ontario), as such legislation may be amended, renamed or replaced from time to time (and includes all regulations from time to time made under such legislation).

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Person: (a) all letters patent of the United States or Canada, all registrations and recordings thereof, and all applications for letters patent of the United States or Canada, including registrations, recordings and pending applications in the United States Patent and Trademark Office or the Canadian Intellectual Property Office, including those listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” shall mean a certificate substantially in the form of Annex 1 (or any other form approved by the Collateral Agent), completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer and the chief legal officer of the Parent Borrower.

“Proceeds” shall mean all “proceeds” as such term is defined in the PPSA and, in any event, shall include with respect to any Grantor any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include, (a) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receiver” shall mean a receiver, a manager or a receiver and manager.

“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent and each of the other Agents, (d) the Issuing Bank, (e) each counterparty to a Swap Agreement with a Loan Party the obligations under which constitute Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document, (g) each lender in respect of overdrafts and related liabilities owed to any of the Lenders (or any Affiliates thereof) and arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfers of funds, (h) Wachovia Bank, National Association (or any Affiliates thereof) in respect of overdrafts and related liabilities owed to Wachovia Bank, National Association (or any Affiliates thereof) and arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfers of funds and (i) the permitted successors and assigns of each of the foregoing.

“Securities” shall mean the plural of “security” as such term is defined in the PPSA, and in any event, any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations or (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment.

“Securities Account” shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

“Security Entitlements” shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

“Security Interest” shall have the meaning assigned to such term in Section 2.01.

“Security Intermediary” shall mean (a) a clearing corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Person: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or the Canadian Intellectual Property Office, and all extensions or renewals thereof, including those listed on Schedule V, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“U.S.$” refers to the lawful currency of the United States of America.

“U.S. Intellectual Property” shall have the meaning assigned to such term in Section 3.02(b).

SECTION 1.03.      Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

ARTICLE II

Security Interest

SECTION 2.01.      Security Interest. (a) As general and continuing collateral security for the due payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations, each Grantor hereby mortgages, charges and assigns to the Collateral Agent, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in, the Collateral.

(b)           The grant of any Security Interest in respect of the Collateral shall not include with respect to any Grantor, any item of property to the extent the grant by such Grantor of a security interest pursuant to this Agreement in such Grantor’s right, title and interest in such item of property is prohibited by an applicable enforceable contractual obligation (including but not limited to a Capital Lease Obligation) or requirement of law or would give any other Person the enforceable right to terminate its obligations with respect to such item of property and provided, further, that the limitation in the foregoing proviso shall not affect, limit, restrict or impair the grant by any Grantor of a security interest pursuant to this Agreement in any money or other amounts due or to become due under any Account, contract, agreement or General Intangible. In addition, the Security Interests created by this Agreement do not extend to the last day of the term of any lease or agreement for lease of real property. Such last day shall be held by the Grantor in trust for the Collateral Agent and, on the exercise by the Collateral Agent of any of its rights under this Agreement following the occurrence and during the continuance of an Event of Default, will be assigned by the Grantor as directed by the Collateral Agent.

(c)           Each Grantor confirms that value has been given by the Collateral Agent and the other Secured Parties to the Grantor, that the Grantor has rights in the Collateral (other than after-acquired property) and that the Grantor and the Collateral Agent have not agreed to postpone the time for attachment of the Security Interests created by this Agreement to any of the Collateral.

(d)           Each Grantor hereby irrevocably authorizes the Collateral Agent, in accordance with, and to the extent consistent with, the Intercreditor Agreement, at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Collateral or any part thereof and amendments thereto. Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements or amendments thereto if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in and to the Intellectual Property granted by each Grantor, without the signature of any Grantor (but, prior to the occurrence of any Event of Default or Default, the Collateral Agent shall provide notice of such filing to such Grantor), and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

SECTION 2.02.      No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE III

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

SECTION 3.01.      Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained or the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

Each Grantor further represents and warrants that all Intellectual Property owned by such Grantor, and all rights of the Grantor pursuant to any Trademark License, Patent License or Copyright License to use any Intellectual Property (collectively, “Intellectual Property Rights”), are described in the attached schedules and the Perfection Certificate. To the best of the Grantor’s knowledge, each such Intellectual Property Right is valid, subsisting, unexpired, enforceable and has not been abandoned. Except as set out in the Perfection Certificate and the schedules hereto, none of such Intellectual Property Rights has been licensed or franchised by the Grantor to any Person.

SECTION 3.02.      Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete. Personal Property Security Act financing statements in each relevant jurisdiction are all the filings, recordings and registrations (other than filings, recordings and registrations required to be made in the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office in order to perfect the Security Interest in Collateral consisting of Intellectual Property) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in any relevant jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements and such filings, recordings and registrations as may be necessary to perfect the Security Interest as a result of any event described in Section 5.03 of the Credit Agreement.

(b)           Each Grantor represents and warrants that fully executed security agreements in the form hereof (or a fully executed short-form agreement in form and substance reasonably satisfactory to the Collateral Agent) and containing a description of all Collateral consisting of Intellectual Property of such Grantor acquired or developed in the United States (“U.S. Intellectual Property”) shall have been received and recorded (i) on or before the date of execution of this Agreement with respect to United States Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights owned by the Grantors prior to November 21, 2005 by the United States Patent and Trademark Office and the United States Copyright Office and (ii) within 10 days after the execution of this Agreement with respect to United States Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights by the United States Patent and Trademark Office and the United States Copyright Office acquired by the Grantors after November 21, 2005, in each case pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of U.S. Intellectual Property in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of U.S. Intellectual Property (or registration or application for registration thereof) acquired or developed after the date hereof).

SECTION 3.03.      Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States or Canada (or any political subdivision of either) pursuant to the Uniform Commercial Code, the PPSA or other applicable law in such jurisdictions and (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected in the United States Patent and Trademark Office and the United States Copyright Office upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the period provided in Section 3.02(b) pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to Section 6.03 of the Credit Agreement.

SECTION 3.04.      Absence of Other Liens. Except for the Security Interest created by this Agreement and other Liens expressly permitted pursuant to Section 6.03 of the Credit Agreement, the Grantors own (or, with respect to any leased or licensed property forming part of the Collateral, hold a valid leasehold or licensed interest in) the Collateral free and clear of any Liens. No security agreement, financing statement or other notice with respect to any or all of the Collateral is on file or on record in any public office, except for filings in favour of the Collateral Agent or with respect to Liens expressly permitted pursuant to Section 6.03 of the Credit Agreement.

ARTICLE IV

Covenants

SECTION 4.01.      Records. Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

SECTION 4.02.      Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.03 of the Credit Agreement.

SECTION 4.03.      Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent, in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule II, III, IV or V or adding additional schedules hereto to specifically identify any registered asset or item that may constitute Copyrights, Patents or Trademarks; provided, however, that any Grantor shall have the right, exercisable within [30 days] after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within [30 days] after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

SECTION 4.04.      Inspection and Verification. Subject to the limitations set forth in Section 5.09 of the Credit Agreement, any Agent and such Persons as such Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third party, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification. The Agents shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party (it being understood that any such information shall be deemed to be “Information” subject to the provisions of Section 10.12 of the Credit Agreement).

SECTION 4.05.      Taxes; Encumbrances. In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, at its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.03 of the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.05 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

SECTION 4.06.      Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

SECTION 4.07.      Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

SECTION 4.08.      Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by Section 6.03 of the Credit Agreement. Unless and (in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement) until the Collateral Agent shall notify the Grantors that (i) an

Event of Default shall have occurred and be continuing and (ii) during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time, other than Inventory that is in transit by any means, unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and each Grantor shall use its best efforts to obtain a written agreement in form and substance reasonably satisfactory to the Collateral Agent to hold the Inventory subject to the Security Interest and the instructions of the Collateral Agent and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

SECTION 4.09.      Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

SECTION 4.10.      Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.07 of the Credit Agreement. Subject to the Intercreditor Agreement, each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. Subject to the Intercreditor Agreement, in the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems reasonably advisable. Subject to the Intercreditor Agreement, all sums disbursed by the Collateral Agent in connection with this Section 4.10, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

SECTION 4.11.      Legend. Each Grantor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, its Accounts Receivable and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such

Accounts Receivable have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

SECTION 4.12.      Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees, to the extent practicable, that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b)           Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for nonuse, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c)           Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d)           Each Grantor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or United States Copyright Office for U.S. Intellectual Property, or the Canadian Intellectual Property Office for Intellectual Property) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(e)           In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office for U.S. Intellectual Property or the Canadian Intellectual Property Office for Intellectual Property, unless it (i) in the case of any Patent or Trademark, promptly informs the Collateral Agent and (ii) in the case of any Copyright, gives five (5) Business Days prior written notice thereof to the Collateral Agent, and, in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright, and, in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes (and, prior to the occurrence of any Event of Default or Default, such Grantor shall be notified of such filing), all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f)            Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office for U.S. Intellectual Property or the Canadian Intellectual Property Office for Intellectual Property, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g)           In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

(h)           Upon and during the continuance of an Event of Default, each Grantor shall use its reasonable best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor’s right, title and interest thereunder to the Collateral Agent or their designees for the benefit of the Secured Parties in accordance with the Intercreditor Agreement.

SECTION 4.13.      Deposit Accounts. Each Grantor will, on or before the Effective Date, enter into control agreements in form and substance reasonably satisfactory to the Collateral Agent with each depository bank (other than the Collateral Agent) with which it maintains any deposit accounts (other than, prior to the 2004 Notes First Lien Transition Date, the Notes Collateral Account (each as defined in the Intercreditor Agreement)) and thereafter shall cause all cash held by such Grantor (other than, prior to the 2004 Notes First Lien Transition Date, cash held by such Grantor in a Notes Collateral Account in accordance with the terms of the 2004 Indenture (as in effect on the date hereof) to be maintained in such accounts.

SECTION 4.14.      Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor in an amount exceeding U.S.$1,000,000, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

ARTICLE V

Collections

SECTION 5.01.      Cash Management Accounts. (a) Each Grantor will establish and maintain, on or before the Effective Date, (i) one Cash Concentration Account and (ii) one or more Collection Deposit Accounts, in the case of this clause (ii), with the Collateral Agent or with any financial institution selected by such Grantor that (A) is reasonably satisfactory to the Collateral Agent and (B) enters into a Collection Deposit Letter Agreement with respect to the Collection Deposit Accounts of such Grantor with such financial institution. Each financial institution with which a Collection Deposit Account is maintained is referred to herein as a “Collection Deposit Bank”.

(b)           Each Grantor, commencing on the Effective Date, will deposit on each Business Day all Daily Receipts into either (i) a Collection Deposit Account or (ii) a Cash Concentration Account. Each Grantor shall use all reasonable efforts to prevent any funds that are not Daily Receipts from being deposited into, or otherwise commingled with, the funds held in the Collection Deposit Accounts or the Cash Concentration Accounts.

(c)           On each Business Day, all collected funds on deposit in each Collection Deposit Account will be transferred to the applicable Cash Concentration Account to the extent provided in the applicable Collection Deposit Letter Agreement.

(d)           On each Business Day, all collected funds on deposit in the Cash Concentration Accounts will be transferred to the Collateral Proceeds Account to be applied by the Administrative Agent, on behalf of the Borrowers, to prepay Revolving Loans, Swingline Loans and Protective Advances in the manner provided in Section 2.10 of the Credit Agreement, until all outstanding Swingline Loans and Revolving Borrowings have been repaid, and thereafter to be transferred to the General Funds Account, subject to paragraph (f) below.

(e)           No Grantor shall have any control over, or any right or power to withdraw any funds on deposit in, any Collection Deposit Account or Cash Concentration Account; provided, however, that any Grantor may instruct any Collection Deposit Bank to withdraw funds from its Collection Deposit Account to honor ACH instructions of such Grantor to transfer funds to the Cash Concentration Account. The Parent Borrower may at any time withdraw any funds contained in the General Funds Account for use, subject to the provisions of the Credit Agreement, for general corporate purposes.

(f)            Upon the occurrence and during the continuance of an Event of Default, any funds held in the Collection Deposit Accounts, the Cash Concentration Accounts or the Collateral Proceeds Account may be applied as provided in Section 2.17(b) of the Credit Agreement so long as an Event of Default is continuing. The Collateral Agent will not be required to transfer any funds from the Collateral Proceeds Account to the General Funds Account until all Events of Default are cured or waived.

(g)           All payments by any Grantor into any Collection Deposit Account or Cash Concentration Account pursuant to this Article V, whether in the form of cash, checks, notes,

drafts, bills of exchange, money orders or otherwise, shall be deposited in the relevant Collection Deposit Account or Cash Concentration Account in precisely the form in which received (but with any endorsements of such Grantor necessary for deposit or collection), and until they are so deposited such payments shall be held in trust by such Grantor for and as the property of the Collateral Agent.

SECTION 5.02.      Collections. (a) Each Grantor agrees promptly to notify and direct each Account Debtor and every other Person obligated to make payments with respect to the Accounts Receivable or Inventory to make all such payments directly to a Collection Deposit Account or the applicable Cash Concentration Account (subject to the proviso in the following sentence). Each Grantor shall use all reasonable efforts to cause each Account Debtor and every other Person identified in the preceding sentence to make all payments with respect to the Accounts Receivable or Inventory either directly to a Collection Deposit Account or a Cash Concentration Account; provided that Credit Card Payments shall be made directly to the Cash Concentration Account.

(b)           In the event that a Grantor directly receives any Daily Receipts, notwithstanding the arrangements for payment directly into the Collection Deposit Accounts pursuant to Section 5.02, such remittances shall be held for the benefit of the Collateral Agent and the Secured Parties and shall be segregated from other funds of such Grantor, subject to the Security Interest granted hereby, and such Grantor shall cause such remittances and payments to be deposited into a Collection Deposit Account or a Cash Concentration Account, as applicable, as soon as practicable after such Grantor’s receipt thereof.

(c)           Without the prior written consent of the Collateral Agent, no Grantor shall, under any circumstances whatsoever, change the general instructions given to Account Debtors and other Persons obligated to make payments with respect to the Accounts Receivable or Inventory regarding the deposit of payments with respect to the Accounts Receivable or Inventory in a Collection Deposit Account or a Cash Concentration Account, as applicable. Each Grantor shall, and the Collateral Agent hereby authorizes each Grantor to, enforce and collect all amounts owing with respect to the Accounts Receivable or Inventory for the benefit and on behalf of the Collateral Agent and the other Secured Parties; provided, however, that such privilege may at the option of the Collateral Agent be terminated upon the occurrence and during the continuance of an Event of Default.

ARTICLE VI

Power of Attorney

SECTION 6.01.      Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or (unless such action is the result of gross negligence or willful misconduct) to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

Notwithstanding anything in this Article VI to the contrary, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Article VI unless it does so in accordance with, and to the extent consistent with, the Intercreditor Agreement.

ARTICLE VII

Remedies

SECTION 7.01.      Remedies upon Default. In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing or contractual arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the PPSA and any other applicable statute, or otherwise available to the Collateral Agent at law or in equity. Without limiting the generality of the foregoing, in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the Grantors such prior written notice of the Collateral Agent’s intention to make any sale of Collateral as may be required by the PPSA or other applicable law. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, the Collateral Agent may (i) proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver or (ii) appoint by instrument in writing one or more Receivers of any Grantor or any or all of the Collateral with such rights, powers and authority (including any or all of the rights, powers and authority of the Collateral Agent under this Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such Receiver from time to time to the extent permitted by applicable law. Any Receiver appointed by the Collateral Agent will (for purposes relating to responsibility for the Receiver’s acts or omissions) be considered to be the agent of such Grantor and not of the Collateral Agent.

SECTION 7.02.      Standstill and Enforcement Rights of the Domestic B Agent and the Domestic B Lenders. Notwithstanding any rights or remedies available to the Secured Parties, under any of the Loan Documents, applicable law or otherwise, prior to the Maturity Date, the Domestic B Agent and the Domestic B Lenders shall not exercise any Lien Enforcement Action with respect to any Collateral or exercise any remedies with respect thereto (including, by setoff or notification of account debtors) or commence any legal proceedings against or with respect to any Collateral to facilitate a Lien Enforcement Action; provided, that (i) if the Domestic B Agent determines in its commercially reasonable judgment that Exigent Circumstances exist with respect to the Obligations owing to the Domestic B Lenders or the Collateral, the Domestic B Agent may instruct the Collateral Agent to take any action to enforce its Liens on the Collateral, or (ii) absent the existence of any Exigent Circumstances, upon the occurrence of an Event of Default under the Credit Agreement (A) the Domestic B Agent may instruct the Administrative Agent to accelerate (to the extent not already due) all indebtedness of the Borrowers thereunder and (B) commencing 120 days after the receipt by the Administrative Agent of the demand to so accelerate (or the earlier acceleration of the Loans), the Domestic B Agent may instruct the Collateral Agent to take any action to enforce its Liens on the Collateral, but in any such case, the Domestic B Agent may only make such demand to the Collateral Agent if the Collateral Agent is not itself diligently pursuing in good faith the exercise of its enforcement rights or remedies against, or diligently in good faith attempting to vacate any stay or enforcement of its Lien on such Collateral. Nothing contained in this Section 7.02 shall restrict the Domestic B Agent from engaging consultants and performing audits, examinations, and appraisals of the Collateral in advance of taking any Lien Enforcement Action.

SECTION 7.03.      Grant of License to Use Intellectual Property. In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to the extent that such license does not violate any then existing licensing arrangements (to the extent that waivers cannot be obtained) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and sufficient rights of quality control in favor of Grantor to avoid the invalidation of the Trademarks subject to the license. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

ARTICLE VIII

Miscellaneous

SECTION 8.01.      Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.01 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it at its address or telecopy number set forth on Schedule I, with a copy to the Parent Borrower.

SECTION 8.02.      Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 8.03.      Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of any notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

SECTION 8.04.      Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 8.05.      Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 8.06.      Collateral Agent’s Expenses; Indemnification. In accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, (a) each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

(b)           Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)           Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 8.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section 8.06 shall be payable on written demand therefor.

SECTION 8.07.      GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

SECTION 8.08.      Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Issuing Bank, the Administrative Agent, the other Agents and the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except (i) pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to (A) any consent required in accordance with Section 10.02 of the Credit Agreement and (B) to the limitations in the Intercreditor Agreement or (ii) as provided in the Intercreditor Agreement.

SECTION 8.09.      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.09.

SECTION 8.10.      Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.11.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 8.04), and shall become effective as provided in Section 8.04. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof,

SECTION 8.12.      Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 8.13.      Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Ontario court or federal court of Canada sitting in such province, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Ontario court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

(b)           Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Ontario court or federal court of Canada sitting in such province. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.14.      Termination. (a) This Agreement and the Security Interest shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Obligations (other than contingent obligations for which no claim has been made) have been indefeasibly paid and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit has been delivered to the Administrative Agent as required by the Credit Agreement) and no commitments of the Agents or the Lenders which would give rise to any Obligations are outstanding. Upon payment in full in cash of the outstanding Obligations and the expiration or termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantors or any other Person entitled thereto. Upon such termination, the Administrative Agent will authorize the filing of appropriate UCC termination statements to terminate such security interests and shall, at the expense of the Grantors, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the termination of such security interests or the release of such Collateral, as applicable.

(b)           A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released in the event that all the capital stock of such Grantor shall be sold, transferred or otherwise disposed of to a Person that is not an Affiliate of the Parent Borrower in accordance with the terms of the Credit Agreement; provided that the Required Lenders shall have consented to such sale, transfer or other disposition (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c)           Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement, provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.02 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d)           If any of the 2004 Notes First Lien Collateral (as defined in the Intercreditor Agreement) shall become subject to the release provisions set forth in Section 5.l(c) of the Intercreditor Agreement, such Collateral shall be automatically released from the Security Interest to the extent provided in Section 5.1 (c) of the Intercreditor Agreement.

(e)           In connection with any termination or release pursuant to paragraph (a), (b), (c) or (d) above, the Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all Personal Property Security Act financing change statements and similar documents which the Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of termination statements or release documents pursuant to this Section 8.14 shall be without recourse to or warranty by the Collateral Agent.

SECTION 8.15.      Additional Grantors. Upon execution and delivery by the Collateral Agent and a Subsidiary organized under the laws of Canada or any province thereof of an instrument in the form of Annex 2, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.16.      Subject to Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

SECTION 8.17.      2004 Indenture. The Collateral Agent acknowledges and agrees, on behalf of itself and the Secured Parties, that, any provision of this Agreement to the contrary notwithstanding, until the 2004 Notes First Lien Transition Date (as defined in the Intercreditor Agreement), the Grantors shall not be required to act or refrain from acting with respect to any 2004 Notes First Lien Collateral on which the 2004 Trustee (as defined in the Intercreditor Agreement) has a Lien superior in priority to the Collateral Agent’s Lien thereon in any manner that would result in a default under the terms and provisions of the 2004 Indenture (as defined in the Intercreditor Agreement).

SECTION 8.18.      Reaffirmation of Grantor Obligations. This Agreement constitutes an amendment and restatement of the Prior Canadian Security Agreement. Each of the parties hereto acknowledges and agrees that the Obligations represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the obligations of Grantors under the Prior Canadian Security Agreement. Each of the parties hereto further acknowledges and agrees that this Agreement supercedes and replaces the Prior Canadian Security Agreement but does not extinguish the obligations thereunder and that by entering into and performing its obligations hereunder, this transaction shall not constitute a novation. Each of the parties hereto further acknowledges and agrees that the security interests granted to the Prior Administrative Agent for the benefit of itself and the parties entitled to benefits of the Prior Canadian Security Agreement (including, without limitation, each Lender, the Issuing Bank or any Agent party to the Prior Credit Agreement, and their respective successors and assigns) shall remain outstanding and in full force and effect in accordance with the terms hereof and the other Loan Documents and shall continue to secure the Obligations without interruption or impairment of any kind and all such security interests are hereby ratified, confirmed and continued.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRANTOR:	UNIPLAST INDUSTRIES CO.

By:
Name:
Title:

PLIANT CORPORATION

By:
Name:
Title:

PLIANT PACKAGING OF CANADA, LLC

By:
Name:
Title:

PLIANT SOLUTIONS CORPORATION

By:
Name:
Title:

AMANDED AND RESTATED CANADIAN SECURITY AGREEMENT

COLLATERAL AGENT:	GENERAL ELECTRIC CAPITAL
CORPORATION, as Collateral Agent

By:
Name:
Title:

Schedule I to the

Amended and Restated Canadian Security Agreement

GRANTORS

Grantor	Address for Notices	Fascimile
Uniplast Industries Co.

Schedule I

PLIANT CORPORATION

Copyright Schedule

Owner	Class	Registration No.	Registration Date	Title
Pliant Corporation	Textual Works;	TX1955822	11/14/86	Baby Talk Magazine
	Serial	TX1973056	01/12/87
		TX1975683	01/12/87
		TX2010782	02/17/87
		TX2011249	03/12/87
		TX2057536	04/20/87
		TX2065628	05/13/87

Pliant Corporation	Textual Works;	TX1856716	06/30/86	Baby Talk Magazine
	Serial	TX1868011	07/14/86
		TX1876984	08/11/86
		TX1905997	09/12/86
		TX1934224	10/15/86

Pliant Corporation	Textual Works;	TX1734654	01/13/86	Baby Talk Magazine
	Serial	TX1738073	01/15/86
		TX1756461	02/10/86
		TX1780533	03/10/86
		TX1791752	04/09/86
		TX1817050	05/09/86

Pliant Corporation	Textual Works;	TX1586293	06/13/85	Baby Talk Magazine
	Serial	TX1622145	07/1/2/85
		TX1648083	08/15/85
		TX1653848	09/13/85
		TX1665954	10/15/85
		TX1696919	11/13/85

Pliant Corporation	Textual Works;	TX1496139	11/13/84	Baby Talk Magazine
	Serial	TX1495374	01/07/85
		TX1501441	01/16/85
		TX1534586	02/19/85
		TX1527339	03/14/85
		TX1551494	04/16/85
		TX1576572	05/15/85

Pliant Corporation	Textual Works;	TX1348528	04/13/84	Baby Talk Magazine
	Serial	TX1357671	05/18/84
		TX1375646	06/11/84
		TX1386984	07/20/84
		TX1402858	08/17/84
		TX1418414	09/19/84
		TX1439293	10/18/84

Owner	Class	Registration No.	Registration Date	Title
Pliant Corporation	Textual Works;	TX1264709	01/09/84	Baby Talk Magazine
	Serial	TX1296824	01/20/84
		TX1303476	02/13/84
		TX1326550	03/09/84

Pliant Corporation	Textual Works;	TX1130295	05/11/83	Baby Talk Magazine
	Serial	TX1140992	06/13/83
		TX1174881	07/15/83
		TX1187277	08/10/83
		TX1201983	09/13/83
		TX1224790	10/14/83
		TX1225848	11/10/83

Pliant Corporation	Textual Works;	TX1047307	01/11/83	Baby Talk Magazine
	Serial	TX1039787	01/18/83
		TX1074944	02/14/83
		TX1102124	03/14/83
		TX1106931	04/11/83

Pliant Corporation	Textual Works;	TX957739	08/13/82	Baby Talk Magazine
	Serial	TX973761	09/10/82
		TX987608	10/15/82
		TX1013760	11/12/82

Pliant Corporation	Textual Works;	TX829849	11/12/81	Baby Talk Magazine
	Serial	TX874824	01/11/82
		TX835262	01/08/82
		TX847805	02/17/82
		TX861244	03/08/82
		TX888270	04/15/82
		TX902491	05/17/82
		TX918832	06/11/82
		TX931179	07/15/82

Pliant Corporation	Textual Works;	TX731851	07/20/81	Baby Talk Magazine
	Serial	TX753417	08/26/81
		TX767946	09/15/81
		TX778701	10/15/81

Pliant Corporation	Textual Works;	TX612739	01/12/81	Baby Talk Magazine
	Seria1	TX631394	01/19/81
		TX654634	02/13/81
		TX660608	03/16/81
		TX670310	04/13/81
		TX693641	05/08/81
		TX710446	06/16/81

Pliant Corporation	Textual Works;	TX504295	06/18/80	Baby Talk Magazine
	Seria1	TX518209	07/14/80
		TX567874	08/11/80
		TX547801	09/18/80

Owner	Class	Registration No.	Registration Date	Title
		TX567921	10/20/80
		TX580946	11/16/80

Pliant Corporation	Textual Works;	TX432159	11/19/79	Baby Talk Magazine
	Seria1	TX428269	01/23/80
		TX500727	02/01/80
		TX418404	02/20/80
		TX445514	03/20/80
		TX459027	04/18/80
		TX475133	05/19/80

Pliant Corporation	Textual Works;	TX376834	07/13/79	Baby Talk Magazine
	Seria1	TX338496	08/15/79
		TX335599	09/12/79
		TX357434	10/23/79

Pliant Corporation	Textual Works;	TX221628	01/09/79	Baby Talk Magazine
	Seria1	TX186383	01/18/79
		TX201357	02/09/79
		TX212384	03/09/79
		TX233952	04/10/79
		TX255044	05/21/79
		TX277202	06/14/79

Pliant Corporation	Textual Works;Seria1	TX82466	06/15/78	Baby Talk Magazine
		TX82412	07/31/78
		TX84202	08/11/78
		TX114262	09/22/78
		TX124530	10/18/78
		TX142502	11/13/78

Pliant Corporation	Textual Works;Seria1	TX6172	01/06/78	Baby Talk Magazine
		TX10020	01/23/78
		TX36893	02/16/78
		TX28665	03/22/78
		TX63343	04/14/78
		TX47871	05/19/78

Schedule III to the

Amended and Restated Canadian Security Agreement

LICENSES

NIL

Schedule IV to the

Amended and Restated Canadian Security Agreement

PATENTS

NIL

Schedule V to the

Amended and Restated Canadian Security Agreement

TRADEMARKS

CANADIAN TRADEMARKS

Trademark	Registered Owner	Registration Number	Expiration Date
UNIPLAST FILMS & Design	Uniplast Industries Co.	REGISTERED April 16,2003 TMA579648	April 16, 20 18

AQUAWRAP	Uniplast Industries Co.	ABANDONED (SECTION 36) (Registered May 4, 2000)	Abandoned (June 11,2002)

UNIPLAST	Uniplast Industries Co.	REGISTERED May 10, 1998 TMA49 1 154	March 10,2013

BRYTEC	Uniplast Industries Co.	REGISTERED March 2, 1990 TMA366337	March 2, 2005

Annex 2 to the

Amended and Restated Canadian Security Agreement

SUPPLEMENT NO.          dated as of                     , 20        to the Amended and Restated Canadian Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Domestic Security Agreement”) dated as of November 21, 2005, each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (each a “Grantor” and collectively, the “Grantors”) and GENERAL ELECTRIC CAPITAL CORPORATION, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

A             Reference is made to (a) the Amended and Restated Credit Agreement dated as of November 21, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, the domestic subsidiary borrowers party thereto, the Canadian Subsidiary Borrower, the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., as Domestic A Agent, General Electric Capital Corporation, as Domestic A Agent and Administrative Agent, and the Collateral Agent, and (b) the Amended and Restated Guarantee Agreement dated as of November 21, 2004 (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among, inter alia, the certain Grantors and the Collateral Agent.

B             Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Canadian Security Agreement and the Credit Agreement.

C             The Grantors have entered into the Canadian Security Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Section 8.15 of the Canadian Security Agreement provides that additional Subsidiaries organized under the laws of Canada or any province thereof may become Grantors under the Canadian Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Canadian Security Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1.           In accordance with Section 8.15 of the Canadian Security Agreement, the New Grantor by its signature below becomes a Grantor under the Canadian Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Canadian Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations (as defined in the Canadian Security Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Canadian Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Canadian Security Agreement shall be deemed to include the New Grantor. The Canadian Security Agreement is hereby incorporated herein by reference.

SECTION 2.           The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.           This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.           The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Grantor and (b) set forth under or above its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation, its organizational identification number (if any) and the location of the chief executive office of the New Grantor.

SECTION 5.           Except as expressly supplemented hereby, the Canadian Security Agreement shall remain in full force and effect.

SECTION 6.           THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

SECTION 7.           In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Canadian Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.           All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below.

SECTION 9.           The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

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IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Canadian Security Agreement as of the day and year first above written.

[Name Of New Grantor],

By:
Name:
Title:
Address:
Organizational I.D.:

GENERAL ELECTRIC CAPITAL CORPORATION, as the Collateral Agent,

By:
Name:
Title:
Address:
Organizational ID:

SCHEDULE I

to Supplement No.       to the

Amended and Restated Canadian Security Agreement

LOCATION OF COLLATERAL

Description	Location